102061

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

PLEISTOCENE, INC.

FILED in the office of the Lt. Gov./Sec. of State, of the State of Utah, on the 28th day of June A.D. 1983
DAVID S. MONSON
Lt. Gov./Sec. of State
Filing Clerk DDS Fees $25.00

THE UNDERSIGNED certify that:

1. They are the President and the Assistant Secretary, respectively, of PLEISTOCENE, INC., a Utah Corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

   "The name of this corporation is Gentronix Laboratories, Inc."

3. The foregoing amendment was adopted by the shareholders of the corporation on April 30, 1983.

4. The number of share issued and outstanding entitled to vote on said amendment on April 30, 1983 was 7,196,000 shares.

5. Shareholders owning 5,230,478 shares voted for said amendment and there were no votes against the amendment.

PLEISTOCENE, INC.

Dated: June 25, 1983

By [signature]
Gary H. Evans, President

Dated: June 25, 1983

By [signature]
Christine V. Hardy
Assistant Secretary

STATE OF UTAH)
County of SALT LAKE) ss.

I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 25th day of June 1983, GARY H. EVANS personally appeared before me who being by me first duly sworn declared that he is the person who signed the foregoing document as President and that the statements therein contained are true.

DATED this 25th day of June, 1983.

[signature]
NOTARY PUBLIC

My commission expires: 7/25/83

4187

RECEIVED

1983 APR 14 AM 9:16

LT. GOV/SEC. OF STATE

07-01-02a (REV. 1/77)

STATE OF UTAH

Lt. Governor

ROOM 207 STATE CAPITOL BUIILDING
SALT LAKE CITY, UTAH 84114

DAVID S. MONSON
LT. GOVERNOR
DOUGLAS S. FOXLEY
DEPUTY

APPLICATION FOR RESERVATION OF CORPORATE NAME

(Please Print or Type Information)

Filing fee: $5.00

File in Duplicate

To the Lt. Governor/Secretary of State
of the State of Utah:

Pursuant to the provisions of Section 16-10-8 Utah Code Annotated the undersigned hereby applies for reservation of the following name for a period of 120 days:

GENTRONIX LABORATORIES, INC.

DATED: 4/14, 1983

TYPE OF BUSINESS: Biomolecular Research

APPROVED by the Lt. Gov. of the State of Utah, on the 14 day of Apr. A.D. 1983
DAVID S. MONSON
Lt. Gov./Sec. of State
Filling Clerk [signature] Fees $5.00

Jeoffrey A. Meacham
Jeoffrey A. Meacham
Applicant

518 E. 6th South #26
Street Address

SLC Utah 84102
City, State and Zip Code

602 991-6691
Telephone number

PLEASE PRINT OR WRITE LEGIBLY

FILING SHALL BE EFFECTIVE FROM DATE OF APPROVAL